Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
RRsat Global Communications Network Ltd.:

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 333-140936, 333-175357 and 333-183324) on Form S-8 of RRsat Global Communications Network Ltd. (the "Company") and (ii) the Registration Statement (No. 333-180580) on Form F-3 of the Company, of our report dated March 10, 2013 with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2012, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 20-F of the Company.

Somekh Chaikin
Certified Public Accountants (Israel)
Member Firm of KPMG International

Tel Aviv, Israel
March 11, 2013